Exhibit 99.(l)(ii)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

March 20, 2015

Center Coast MLP & Infrastructure Fund

1600 Smith Street

Suite 3800

Houston, Texas 77002

Re:                             Center Coast MLP & Infrastructure Fund —

                                                Rights Offering Shelf Takedown

Ladies and Gentlemen:

We have acted as special counsel to Center Coast MLP & Infrastructure Fund, a statutory trust (the “Trust”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the the issuance by the Trust to the holders of the Trust’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), of 14,816,905 transferable rights (the “Rights”) entitling the holders of such Rights to purchase, upon exercise of the Rights, up to an aggregate of 4,938,969 Common Shares (the “Shares”).

This opinion is being furnished in accordance with the requirements of sub-paragraph (l) of item 25.2 of part C of Form N-2 under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i)                                     the notification of registration on Form N-8A (File No. 811-22843) of the Trust filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on May 10, 2013;

(ii)                                  the registration statement on Form N-2 (File Nos. 333-200802 and 811-22843) of the Trust, filed with the Commission on December 8, 2014 under the Securities Act and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Securities Act Rules and Regulations”), and Pre-Effective Amendment No. 1 thereto, including information deemed to be a part of the registration statement pursuant to Rule 430B of the Securities Act Rules and Regulations and the Notice of Effectiveness of the Commission posted on its website declaring such registration statement effective on March 9, 2015 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”); and Post-Effective Amendment No. 1

thereto proposed to be fled with the Commission as of the date hereof pursuant to Rule 462(d) of the Securities Act Rules and Regulations;

(iii)                               the prospectus and Statement of Additional Information of the Trust, each dated March 9, 2015, in the form filed with the Commission on March 20, 2015 pursuant to Rule 497 of the Securities Act Rules and Regulations (such prospectus and Statement of Additional Information being hereinafter referred to collectively as the “Base Prospectus”);

(iv)                              the prospectus supplement, dated March 19, 2015 relating to the issuance of the Rights and the Shares, in the form filed with the Commission on March 20, 2015 pursuant to Rule 497 of the Securities Act Rules and Regulations (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”);

(v)                                 an executed copy of a certificate of Rachel Hollowell, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”)

(vi)                              a copy of the Trust’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware as of March 17, 2015 and certified pursuant to the Secretary’s Certificate;

(vii)                           a copy of the Trust’s Agreement and Declaration of Trust, by the trustees of the Trust, dated as of August 14, 2013 (the “Declaration of Trust”), certified pursuant to the Secretary’s Certificate;

(viii)                        a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary’s Certificate;

(ix)                              copies of certain resolutions adopted by the Board of Trustees of the Trust (the “ Board of Trustees”) on November 24, 2014, March 5, 2015 and March 9, 2015 certified pursuant to the Secretary’s Certificate;

(x)                                 a certificate, dated March 17, 2015, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware;

(xi)                              a form of subscription certificate evidencing the Rights (the “Subscription Certificate”); and

(xii)                           an executed copy of the Dealer Manager Agreement, dated March 19, 2015, among the Trust, Center Coast Capital Advisors, LP and UBS Securities LLC.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We do not express any opinion as to the laws of any jurisdiction other than the DSTA and the laws of the State of Delaware.

Based upon the foregoing and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that:

1.                                      The Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA.  When Subscription Certificates evidencing the Rights are delivered to holders of Common Shares, the Rights will constitute the valid and binding obligations of the Trust enforceable against the Trust in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.                                      The Shares issuable upon exercise of the Rights have been duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA, and, when issued upon exercise of the Rights in accordance with the terms of the Subscription Certificate, registered in the share record books of the Trust and delivered upon payment in full of the consideration payable therefor by the holders of Rights pursuant to the Subscription Certificate, will be validly issued and fully paid and under the DSTA the purchasers of the Shares will have no obligation to make further payments for the purchase of Shares or contributions to the Trust solely by reason of their ownership of Shares except for their obligation to repay any funds wrongfully distributed to them.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions “Legal Matters” and “General Information — Counsel and Independent Registered Public Accounting Firm” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the Securities Act Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MKH